                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): August 2, 1996


                           MIDCOM Communications Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)


                                   Washington
                                   ----------
         (State or other jurisdiction of incorporation or organization)


                000-26118                            91-1438806
                ---------                            ----------
        (Commission File Number)            (I.R.S Employer Identification No.)


                  1111 Third Avenue Seattle, Washington 98101
                  -------------------------------------------
                   (Address of principal executive offices)


                                (206) 628-8000
             (Registrant's telephone number, including area code)


                              Page 1 of 25  pages.

                           Exhibit index at page 24.

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Item 5.  Other Events

NOTICE OF PROPOSED UNREGISTERED OFFERING

         On August 2, 1996 MIDCOM Communications Inc. (the "Company") issued a press release under Securities and Exchange Commission Rule 135c giving notice of an unregistered private offering of $75,000,000 principal amount of convertible subordinated notes due in 2003. The text of that press release is included with this report as Exhibit 99.1.


RECENT DEVELOPMENTS AND OTHER INFORMATION

         The following information is provided for the purpose of disclosing certain recent developments and updating information previously reported by the Company. This report contains certain forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company or industry trends to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others, those discussed in "Risk Factors" and elsewhere in this report and those described from time to time in the Company's other filings with the Securities and Exchange Commission, press releases and other communications.

         Recent Operating Results. For the fiscal quarter ended June 30, 1996, the Company expects to report revenue in the range of $40.0 to $42.0 million, negative EBITDA (defined as operating income plus depreciation, amortization, loss on impairment of assets and restructuring charges) in the range of $4.0 to $4.5 million and a net loss of approximately $45.0 million, including a write-down of approximately $19 million, primarily relating to intangible assets, and a charge in the amount of $8.8 million representing payment in connection with satisfaction of past shortfalls and a substantial reduction in the Company's minimum commitment under its carrier supply contract with AT&T. The expected decline in second quarter revenue, from $53.0 million in the first quarter of 1996, is primarily attributable to the loss of a major reseller in March 1996 and customer attrition principally with respect to the Company's acquired customer bases. Final second quarter results are expected to be announced prior to August 14, 1996. In addition, the Company expects that, over the next nine to 12 months, revenue will decline as a result of customer attrition and other factors and profitability will be adversely affected as a result of substantial increases in the Company's investment in sales, marketing, customer support, systems development, capital expenditures and other factors.

         The Company and its New Strategy. MIDCOM Communications Inc. provides long distance voice and data telecommunications services. As primarily a nonfacilities-based reseller, Midcom principally utilizes the network switching and transport facilities of Tier I long distance carriers, such as AT&T Corp. ("AT&T"), Sprint Corporation ("Sprint") and WorldCom, Inc. ("WorldCom"), to provide a broad array of integrated long distance telecommunications services on a seamless and highly reliable basis. Midcom's service offerings include basic "1 plus" and "800" long distance, frame relay data transmission and wireless communications service, as well as enhanced telecommunications services such as dedicated private lines between customer locations, facsimile broadcast services, calling cards and conference calling.

         Midcom focuses on serving small to medium-sized businesses. The Company currently invoices approximately 125,000 customer locations per month, a significant majority of which are located in the major metropolitan areas of California, Florida, Illinois, New York, Ohio and Washington. The Company believes that the larger long distance carriers, such as AT&T, Sprint, WorldCom and MCI Communications Corporation ("MCI"), tend to focus their sales and customer support efforts on residential and large commercial customers and do not routinely provide significant pricing discounts for small to medium-sized businesses. By purchasing large usage volumes from the facilities-based carriers at wholesale prices, Midcom seeks to offer its customers more favorable pricing than they could obtain from such carriers directly. In addition, the Company believes that


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businesses in this market segment do not typically have in-house telecommunications expertise and therefore require more assistance with the assessment and management of their telecommunications requirements. As a result, the Company believes that it is able to differentiate its service offerings from the larger carriers in this market segment on the basis of price, breadth of service offerings, customer service and support and the ability to provide customized solutions to the telecommunications requirements of its customers. See "Customer Concentrations."

         Midcom believes that the recently enacted Telecommunications Act of 1996 (the "Telecommunications Act") will substantially expand its market opportunities. The Telecommunications Act removes substantial legal barriers to competitive entry into the local telecommunications market and directs incumbent local exchange carriers ("ILECs") to allow competing telecommunications service providers such as the Company to interconnect their facilities with the local exchange networks, to lease network components on an unbundled basis and to resell local telecommunications services. According to Federal Communications Commission ("FCC") estimates, in 1995, long distance providers reported revenue of $72.4 billion while local telecommunications providers reported revenue of $102.9 billion. See "Telecommunications Act."

         Subsequent to its initial public offering in July 1995, Midcom completed numerous acquisitions of businesses and customer bases. Although these acquisitions contributed to substantial growth, they have also placed significant demands on management resources and have disrupted Midcom's normal business operations. In particular, the Company has been unable to fully integrate the sales and marketing, customer support, billing and other functions of certain acquired operations. The lack of integration of the acquired operations has increased the Company's overall cost structure and has resulted in lower profitability and cash flows. During the same period, the Company was in the process of implementing a new management information system, including the installation of a new billing system. Problems encountered in this implementation process contributed to the Company's operational difficulties. In addition, certain reports generated by the new management information system that were used to estimate unbilled revenue for the third quarter of 1995 failed to fully reflect all discounts that were properly included in the bills subsequently sent to the Company's customers. Primarily as a result of this failure, reported revenue was overstated for the third quarter of 1995 and the Company's Quarterly Report on Form 10-Q for that period had to be amended to restate reported results. In addition, the Company's profitability has been reduced as a result of the Company's supply contract with AT&T which provides for higher rates than those obtained from competitive suppliers. (The Company and AT&T have entered into a letter of intent contemplating substantial modifications to this contract which will be beneficial to the Company. See "Risk Factors -- Minimum Volume Commitments and Existing Shortfalls.") These factors have contributed to defaults under the Company's Revolving Credit Facility (as defined below) and caused the Company's auditors to include a going concern qualification in their report on the Company's consolidated financial statements for the year ended December 31, 1995. The Company's auditors also identified certain material weaknesses in the Company's internal financial controls. See "Risk Factors -- Material Weaknesses in Internal Financial Controls and Restatement of Financial Results."

         Strategy. In response to the foregoing developments, Midcom has recently recruited a new executive management team with extensive experience and expertise in the telecommunications industry. In May 1996, the Company hired William H. Oberlin as its President and Chief Executive Officer, appointed Mr. Oberlin, Marvin C. Moses and John M. Zrno to its Board of Directors and engaged Mr. Moses and Mr. Zrno as consultants. These individuals formerly held senior management positions at ALC Communications Corporation ("ALC"), a leading provider of long distance and other services to small and medium-sized businesses. During their tenure, ALC completed a successful turn-around and experienced profitable growth. From the fiscal year ended December 31, 1991 through the 12 months ended June 30, 1995 (prior to ALC's merger into Frontier Corporation), ALC's revenue increased from $346.9 million to $672.2 million and net income increased from $2.7 million to $75.3 million. In addition, in July 1996 the Company appointed Daniel M. Dennis to the Company's Board of Directors. Mr. Dennis has served in a number of management positions with MCI for over 23 years.

         Midcom's new executive management team has developed a restructuring, network and marketing strategy which it plans to implement over the next 12 to 18 months and which is designed to address the Company's recent


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operational challenges and increase internally generated sales and profitability. Principal components of the Company's strategy are set forth below. Although the Company believes that its new management team has the relevant skills and experience necessary to implement this strategy, its ability to do so is subject to a number of risks and uncertainties, and there can be no assurance that this strategy will be successfully implemented or that the intended positive results will be achieved. See "Risk Factors."

         Operational Restructuring Strategy

         Continue to Build Management Team. Midcom will continue to seek opportunities to augment management with individuals who have telecommunications industry experience and expertise. The Company has recently appointed 10 individuals to key operational management positions. These individuals have extensive experience in the operation of a telecommunications company, including
(i) network design, implementation and operation, (ii) marketing and sales,
(iii) management information systems and (iv) bill processing and collection. Midcom believes that the experience and depth of this management team will improve the Company's ability to address its current operational challenges and to pursue its transition from primarily a nonfacilities-based reseller of long distance and other telecommunications services to a switch-based provider of integrated telecommunications services.

         Integrate and Improve Information Systems. Midcom intends to focus on consolidating and integrating the Company's multiple information and billing systems and other redundant functions of certain acquired operations, enlarging and enhancing the Company's information system and financial reporting functions. The Company believes that these activities will (i) reduce the overhead and maintenance costs associated with its management information systems, (ii) improve the amount and type of information that can be accessed about customers, sales and operations, (iii) increase the speed with which information can be processed and (iv) reduce the Company's working capital investment by shortening the time it takes for the Company to produce and distribute customer bills.


        Renegotiate Carrier Agreements. The Company currently resells network switching and transport facilities of long distance carriers such as AT&T, Sprint and WorldCom. Midcom believes its relationships with these carriers enables it to provide customers a broad array of integrated long distance telecommunications services on a seamless and highly reliable basis. Despite the Company's successful resale of telecommunication services using these network facilities, the Company's profitability has been reduced as a result of a supply contract with AT&T which provides for higher rates than those obtained from alterative suppliers. (The Company and AT&T have entered into a letter of intent contemplating substantial modifications to this contract which will be beneficial to the Company. See "Risk Factors -- Minimum Volume Commitments and Existing Shortfalls.") The Company believes the successful renegotiation of its supply agreement with AT&T will substantially improve the financial performance of the Company while enabling the Company to continue to provide the same level of service to its customers.

         Network Strategy

         Currently, Midcom owns and operates limited capacity switches in nine locations. The Company intends to use a portion of the proceeds of this Offering to acquire and install state-of-the-art high capacity switches, with local and long distance functionality, in areas of the country where it has a sufficient volume of long distance traffic and where the regulatory environment and market conditions will permit it to provide local service at acceptable margins. The Company believes that, in the cities where it intends to deploy switches, there will be significant local circuit capacity at attractive rates available from CLECS, ILECs and 38GHz wireless providers. Using its own switches will enable the Company to direct customer call traffic over multiple networks which is expected to minimize costs and improve gross margin. In addition, deployment of switches is expected to enable the Company to (i) switch local traffic, thereby increasing the economic viability of entering the market for local telecommunication services, (ii) shield proprietary information regarding its customers from the underlying carriers and thereby increase customer control,
(iii) facilitate access to can data records and (iv) implement differentiating features and billing enhancements without involving the underlying carrier.


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         Marketing Strategy

         Reorganize and Expand Sales Efforts. To take full advantage of its planned switching facilities network and expanded product offerings, Midcom intends to reorganize its direct sales force into (i) a special accounts group consisting of highly experienced sales personnel focused on larger customers with sophisticated telecommunications requirements and (ii) a general accounts group focused on smaller customers. Both groups will be located in major metropolitan areas where the Company believes it has significant market opportunities and can compete effectively on the basis of price. The Company intends to implement training programs and financial incentives designed to increase the cross-selling efforts of its direct sales force and further integrate the Company's broad array of service offerings. In addition to reorganizing its sales efforts, the Company intends to increase the number of sales representatives over the next 12 to 18 months from approximately 40 to approximately 200. The Company will continue to supplement its direct sales force with its existing network of resellers and distributors. In addition to its existing distributors, the Company intends to develop a new tier of distributors who will be offered long-term financial incentives and who will be required to market and sell the Company's service offerings exclusively within selected territories. The Company believes that these long-term financial incentives and exclusive marketing arrangements win result in improved performance and increased loyalty to the Company and its service offerings.


         Expand and Enhance Customer Support Efforts. Midcom intends to support its expanded sales efforts and reduce customer attrition by building an enhanced customer service and support operation. The Company intends to increase its customer service and support staff over the next 12 to 18 months from approximately 45 to approximately 60. This expanded operation will include (i) a staff of trained customer service representatives available during normal business hours at a number of integrated customer service centers, (ii) trained account representatives assigned and dedicated to individual customers with sophisticated telecommunications requirements and (iii) teams of technical specialists available to develop customized solutions for a customer's telecommunication needs.

         Resell Local Services and Provide a Single-Source Solution. Regulatory changes resulting from the Telecommunications Act significantly expand the number and types of services Midcom is permitted to offer. As a result, Midcom intends to offer its customers local dial tone and a variety of other local telecommunications services primarily in locations where it has a significant sales and marketing presence or where it plans to deploy switching facilities. The Company believes that its large and geographically concentrated customer base of small to medium-sized businesses represents a significant potential market for these additional services. These additional services will afford the Company the opportunity to provide its customers with a single-source solution for local, long distance, wireless and enhanced telecommunications services. The Company believes that bundling these services will provide substantial advantages to its customers, including lower overall costs and a higher level of service due to a single source for ordering, installation, customer service and account management. In addition, Midcom believes that offering a single source for telecommunications services will permit the Company to (i) leverage its significant customer base and increase sales by increasing its share of the telecommunications expenditures of its customers and (ii) improve customer control and retention by strengthening its relationships with its customers.

         The Company believes it will require between 12 and 18 months to implement this strategy. As a result of restructuring costs, customer attrition and other matters, the Company expects that in the near term, revenue is likely to decrease and selling, general and administrative expenses are likely to increase substantially. These expected trends will have a material adverse impact on the Company's near term profitability and levels of cash flows. If Midcom successfully implements its new operating strategy, it anticipates that, over the long term, (i) revenue will increase as a result of its reorganized and expanded direct sales efforts, the development of a new tier of distributors and reduced customer attrition and (ii) operating expenses will decrease as a result of deploying its network of switching facilities and obtaining more favorable terms from its suppliers. As a result of these expected trends, the Company expects that gross margin as a percentage of revenue will, over the long term, be comparable


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to other telecommunications providers despite an anticipated increase in costs associated with its larger sales force and customer support efforts. Although the Company believes that its new management team has the relevant skills and experience necessary to implement this strategy, its ability to do so is subject to a number of risks and uncertainties, and there can be no assurance that this strategy will be successfully implemented or that the intended positive results will be achieved. See "Risk Factors."

         Customer Concentrations. The Company currently invoices approximately 125,000 customer locations. Certain Midcom customers receive multiple billing invoices because they have multiple locations. At this time, the Company is unable to aggregate the invoices of such customers to determine an exact customer count. During 1994, 1995 and the first quarter of 1996, no one customer accounted for more than 5.0% of Midcom's revenues. Midcom believes that the loss of any single customer would not have a material adverse effect on its business, financial condition or results of operations.

         Legal Proceedings. The Company, its Chairman of the Board of Directors and largest shareholder, the Company's former President, Chief Executive Officer and director and the Company's former Chief Financial Officer are named as defendants in a securities action filed in the U.S. District Court for the Western District of Washington (the "Complaint"). The Complaint purports to be filed on behalf of a class of purchasers of the Company's Common Stock during the period beginning on July 6, 1995, the date of the Company's initial public offering, and ending on March 4, 1996 (the "Class Period"). An amended complaint (the "Amended Complaint") was filed on July 8, 1996. The Amended Complaint alleges, among other things, that the registration statement and prospectus relating to the Company's initial public offering contained false and misleading statements concerning the Company's billing software and financial condition. The Amended Complaint further alleges that, throughout the Class Period, the defendants inflated the price of the Common Stock by intentionally or recklessly making material misrepresentations or omissions which deceived the public about the Company's financial condition and prospects. The Amended Complaint alleges claims under the Securities Act and the Exchange Act as well as various state laws, and seeks damages in an unstated amount. Defendants answer or any preliminary motions are due on August 7, 1996, and all discovery proceedings have been stayed until that time and will be further stayed in the event defendants file a motion to dismiss. While the Company believes that it has substantive defenses to the claims in the Amended Complaint, intends to vigorously defend this lawsuit and is in the process of preparing a motion to dismiss the Amended Complaint for failure to state a claim on which relief can be granted, it is unable to predict the outcome of this action.

         The Company was informed in May 1996 that the Securities and Exchange Commission was conducting an informal inquiry regarding the Company's initial public offering and the restatement of its 1995 third quarter results. The Company has voluntarily provided the documents requested by the Commission, but has not been informed whether or not the Commission intends to commence a formal action against the Company or any of its affiliates. The Company is, therefore, unable to predict the ultimate outcome of the investigation. In the event that the Commission elects to initiate a formal enforcement proceeding, the Company and its officers could be subject to civil or criminal sanctions including monetary penalties and injunctive measures. Any such enforcement proceeding could have a material adverse effect on the Company's business, financial condition and results of operations.

         In September and December 1995, the Company acquired two significant customer bases from Cherry Communications. The first transaction ("Cherry I") provided for the purchase of long distance customer accounts having monthly revenues for the three months preceding the date of closing of $2.0 million, net of taxes, customer credits and bad debt. The second transaction ("Cherry II") provided for the purchase of long distance customer accounts having monthly revenues which were to average $2.0 million per month over the 12 months following the transaction, net of taxes, customer credits and bad debt. The Company is responsible for the underlying carrier costs associated with the customer traffic acquired from Cherry Communications at a rate which would yield to the Company a gross profit on such traffic at an agreed rate. The purchase price payable with respect to Cherry I was a total of $10.5 million, of which $5.5 million was paid in cash and the balance was paid by the delivery of 317,460


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shares of Common Stock (subject to a possible increase in such number based on the future value of the Common Stock), of which 126,984 shares are held in escrow to be applied to indemnity claims or to cover shortfalls in revenue from the $2.0 million monthly average. The purchase price for "Cherry II" was $18.0 million of which $7.0 million has been paid in cash. Additional installments of $3.4 million were due in December 1995 and each of the first four months of 1996, of which $400,000 of each installment was to be placed in an escrow account for satisfaction of indemnity claims or to cover shortfalls in revenue from the $2.0 million monthly average. The parties later agreed that the Company could pay up to $9.0 million of the Cherry II payments either in cash or by delivery of shares of Common Stock, although the terms of the Revolving Credit Facility prohibit the Company from paying any portion of this obligation in cash without the lenders' prior written consent. Separately, the Company also agreed to pay Cherry Communications $40,000 per month per customer base for servicing customer accounts on behalf of the Company. The acquired customer bases have not generated the required minimum revenue levels and Cherry Communications has failed to remit to the Company collections received by Cherry Communications from a portion of the acquired customers. Accordingly, the Company has withheld the final three installment payments for Cherry 11 (a total of $9.0 million excluding escrowed sums), payment of invoices for carrier service for the acquired bases (approximately $7.5 million through June 30, 1996) and accrued customer service charges through June 30, 1996 of $680,000. Negotiations between Cherry Communications and the Company failed to produce a settlement of these disputes.

         Cherry Communications filed a lawsuit against the Company in the United States District Court for the Northern District of Illinois, Eastern Division. In its First Amended Complaint filed on July 18, 1996, Cherry Communications seeks recovery of (i) approximately $7.2 million plus interest and attorneys' fees alleged to be due and owing under a Rebiller/Reseller Agreement for Switched Services between Cherry Communications and the Company, (ii) approximately $9.0 million plus interest and attorney's fees alleged to be due and owing under the November 1, 1995 Customer Base Purchase and Sale Agreement between Cherry Communications and the Company (the "Cherry II Agreement"), and a Promissory Note executed in connection with the Cherry II Agreement, (iii) customer service charges of $40,000 per month for each month of customer service Cherry Communications has provided to the Company under the September 1, 1995 Customer Base Purchase and Sale Agreement between Cherry Communications and the Company (the "Cherry I Agreement"); and (iv) customer service charges of $40,000 per month for each month of customer service Cherry Communications has provided to the Company under the Cherry II Agreement. It is the position of the Company that Cherry Communications has breached its obligations under the September 1, 1995 and November 1, 1995 Customer Base Purchase and Sale Agreements by among other breaches (i) failing to sell Midcom customer bases having the average monthly revenues required by the customer base agreements, and (ii) failing to remit to Midcom monies collected from the customer bases. It is also the position of the Company that, as a result of Cherry Communication's breaches of the September I and November 1, 1995 Customer Base Purchase and Sale Agreements, as amended by certain addenda, that the Company has substantial offsets and counterclaims against Cherry Communications. The Company is attempting to negotiate a resolution of the disputes. In the event that a settlement is not reached, the Company intends to vigorously defend the lawsuit filed by Cherry Communications. However, the Company cannot be certain that the lawsuit filed by Cherry Communications and the disputes between Cherry Communications and the Company will be resolved on terms favorable to the Company.

         On April 30, 1996, a lawsuit was filed in the Superior Court of the State of Washington, King County, against the Company and certain of its officers and directors by the former owner of Cel-Tech seeking rescission of his sale of Cel-Tech to the Company. The complaint alleged misrepresentation of facts concerning the value of the Company's Common Stock and breach of contract. In addition to rescission of the sale transaction, plaintiff sought unspecified damages and an injunction placing Cel-Tech under the plaintiffs control until resolution of the dispute. The Plaintiff has filed a second amended complaint in order to seek damages in lieu of rescission. The Company believes there is no merit to the allegations in the amended complaint and plans to vigorously defend this lawsuit and to file counterclaims on a variety of issues. However, the Company is unable to predict the outcome of this lawsuit.


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         On July 2, 1993, a complaint was filed in the Superior Court of the
State of New Jersey, Bergen County, Law Division, by Discom Corporation ("Discom") against the Company, Paul Pfleger, who is the largest shareholder and Chairman of the Board of Directors, and Pamcom, Inc., a corporation wholly owned by Mr. Pfleger ("Pamcom"), alleging unjustified customer provisioning delays, customer rejections, improper changes in pricing policies and failure to deal in good faith causing a breach of contract with a third party beneficiary. Discom seeks compensatory damages of $3.0 million for lost profits and lost commissions. The Company has filed counterclaims against Discom for unfair competition and trademark infringement. Discom was a distributor of aggregation services under a contract between AT&T and Midcom Consultants, Inc. ("Consultants"). In exchange for the right to place its own aggregation customers under Consultant's contract with AT&T, the Company provided provisioning, billing and other support services for all aggregation customers under Consultant's aggregation contract, including Discom's customers. In January 1995, the Company acquired certain of the assets and liabilities of Consultants. Pamcom, Inc., the sole remaining co-defendant in this action, was the sole shareholder of Consultants at the time of the alleged events that are the subject of this action. On October 25, 1995, Discom filed notice for arbitration in New York against Consultants alleging breach of the distributor agreement between the parties. The Company moved to consolidate the pending litigation between Discom and the Company with Discom's claim in arbitration against Consultants. Pursuant to an order of the Superior Court, the entire case has been transferred to arbitration in New York for disposition of the claims and counterclaims. The panel of arbitrators is currently scheduled to begin hearing the case in August 1996. The Superior Court proceeding has been stayed with jurisdiction reserved solely to resolve any discovery disputes. The Company has deposited $645,000 in an interest-bearing escrow account, which the Company believes exceeds the total of all commissions payable to Discom from August 1, 1993 through December 31, 1995. Although the outcome of any litigation or arbitration is uncertain, the Company believes that it has significant defenses to the claims of Discom and intends to vigorously defend itself in this matter and believes that the outcome of this matter will not have a material adverse effect on the Company's business, financial condition, results of operations or liquidity.

         The Company has been notified by the sellers of ADNET Telemanagement, Inc. ("Adnet") that they believe the Company made material misrepresentations about its financial condition in connection with the Company's acquisition of Adnet in December 1995. As a result, the sellers are requesting additional consideration for Adnet. The Company is evaluating this request, including the impact that issuing additional consideration may have on the accounting for this acquisition as a pooling of interests. The Company has not committed to issue additional consideration and is continuing discussions with the sellers about possible resolutions.

         The Company is also party to other routine litigation incident to its business and to which its property is subject. The Company's management believes the ultimate resolution of these matters will not have a material adverse effect on the Company's business, financial condition or results of operations.

         Telecommunications Act. On February 8, 1996, Congress enacted the Telecommunications Act, which effected a sweeping overhaul of the Communications Act of 1934 (the "Communications Act"). In particular, the Telecommunications Act substantially amends Title II of the Communications Act, which governs telecommunications common carriers. The Telecommunications Act was intended by Congress to open telephone exchange service markets to full competition, to promote competitive development of new service offerings, to expand public availability of telecommunications services and to streamline regulation of the industry. The Telecommunications Act makes all state and local barriers to competition unlawful, prohibits state and local governments from enforcing any law, rule or legal requirement that prohibits or has the effect of prohibiting any person from providing interstate or intrastate telecommunications services and directs the FCC to initiate rulemaking proceedings on local competition matters.

         Implementation of the provisions of the Telecommunications Act will be the task of the FCC, the state public utility commissions and a joint federal-state board. Much of the implementation of the Telecommunications Act must be completed in numerous rulemaking proceedings with short statutory deadlines. These proceedings are expected to address issues and proposals already before the FCC in pending rulemaking proceedings affecting the


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long distance industry as well as additional areas of telecommunications regulation not previously addressed by the FCC and the states. States retain jurisdiction under the Telecommunications Act to adopt laws necessary to preserve universal service, protect public safety and welfare, ensure the continued quality of telecommunications services and safeguard the rights of consumers.

         Some specific provisions of the Telecommunications Act which are expected to affect long distance service providers are summarized below:

         Expanded Interconnection Obligations. The Telecommunications Act establishes a general duty of all telecommunications carriers to interconnect with other carriers, directly or indirectly. The Telecommunications Act also contains a detailed list of requirements with respect to the interconnection obligations of LECS. These interconnection obligations include resale, number portability, dialing parity, access to rights-of-way and reciprocal compensation.

         ILECs have additional obligations including: to negotiate in good faith; to provide for network interconnection at any technically feasible point on terms that are reasonable and non-discriminatory; to provide non-discriminatory access to facilities, equipment, features, functions and capabilities on an unbundled basis; to offer for resale at wholesale rates any service that ILECs provide on a retail basis; and to provide actual co-location of equipment necessary for interconnection or access.

         The Telecommunications Act establishes a framework for state commissions to mediate and arbitrate negotiations between ILECs and carriers requesting interconnection, services or network elements. The Telecommunications Act establishes deadlines, policy guidelines for state commission decision making and federal preemption in the event a state commission fails to act. The FCC is in the process of promulgating rules to implement these provisions of the Telecommunications Act, and the outcome of such proceedings and its effect on the Company cannot be determined.

         Provision of Interexchange Services. The Telecommunications Act eliminates the previous prohibition on RBOC provision of interexchange services originating (or in the case of "800" service, terminating) outside their local service areas and all interexchange services associated with the provision of most commercial mobile wireless services, including services originating within their local service areas.

         In addition, the Telecommunications Act allows RBOCs to provide landline interexchange services in the states in which they provide landline local exchange service; provided, however, that before engaging in landline long distance services in a state in which it provides landline local exchange service, an RBOC must (i) provide access and interconnection to one or more unaffiliated competing facilities-based providers of telephone exchange service, unless after 10 months after enactment of the Telecommunications Act no such competing provider has requested such access and interconnection more than three months before the RBOC has applied for authority and (ii) demonstrate to the FCC its satisfaction of the Telecommunications Act's "competitive checklist."

         The specific interconnection requirements contained in the "competitive checklist," which the RBOCs must offer on a non-discriminatory basis, include network interconnection and unbundled access to network elements, including local loops, switching and transport; access to poles, ducts, conduits and rights-of-way owned or controlled by them; access to emergency 911, directory assistance, operator call completion and white pages; access to telephone numbers, databases and signaling for call routing and completion; availability of number portability; local dialing parity; reciprocal compensation arrangements; and resale opportunities.

         Review of Universal Service Requirements. The Telecommunications Act contemplates that interstate telecommunications providers will "make an equitable and non-discriminatory contribution" to support the cost of providing universal service, although the FCC can grant exemptions in certain circumstances. The FCC is in the process of promulgating rules to implement these provisions of the Telecommunications Act, and the outcome of such proceedings and its effect on the Company cannot be determined.

         Limitation on Joint Marketing of Local and Long Distance Services. Long distance providers that serve greater than five percent of presubscribed access lines in the United States (which includes the nation's three largest long distance providers) are precluded from jointly marketing local and long distance service until the RBOCs are permitted to enter the long distance market, or three years from the date of enactment of the Telecommunications Act, whichever is sooner.

         Deregulation. The FCC is authorized to forebear from applying any statutory or regulatory provision that is not necessary to keep telecommunications rates and terms reasonable or to protect consumers. A state may not apply a statutory or regulatory provision that the FCC decides to forebear from applying. In addition, the FCC must review its telecommunications regulations every two years and change any that are no longer necessary.


RISK FACTORS

         The investment community is strongly cautioned that an investment in the Company's securities involves a very high degree of risk. The ability of the Company's new management to (i) halt the deterioration of the Company's results of operations and financial condition and (ii) successfully implement its new operating strategy is subject to an unusual number of material risks and uncertainties. The investment community should not dismiss the risk factors set forth below as "boilerplate " or "customary" disclosure. The contingencies and other risks discussed below could affect the Company in ways not presently anticipated by its management and thereby impair its ability to continue as a going concern and materially affect the value of its debt and equity securities. A careful review and understanding of each of the risk factors set forth below, as well as the other information contained in this report and other information concerning the Company, is essential for an investor seeking to make an informed investment decision with respect to the Company's securities.

         Ability to Continue as a Going Concern; Default under Credit Facility; Need for Additional Working Capital. As a result of Midcom's rapid growth, substantial operating losses, billing and collection cycle, acquisition strategy and other factors, the Company has required substantial external working capital. At the date of this report, the Company's available sources of working capital consisted of cash flows from operations and available borrowings under its Revolving Credit Facility (to the extent permitted by the lenders in light of existing defaults thereunder). Working capital requirements presently exceed cash flows from operations and available borrowings. Accordingly, the Company has sought extended payment terms from certain of its suppliers, delayed payments to many of its suppliers and other vendors, delayed or cancelled purchases and taken other steps to conserve operating capital. As a result, suppliers and other vendors may place the Company on credit hold or take other actions, including the termination of their supply relationship with the Company or the initiation of collection actions. As of the date of this report, the Company's lenders were continuing to permit borrowings under the Revolving Credit Facility in spite of the existence of financial and other covenant violations. The report of the Company's independent auditors with respect to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 states that the Company's recurring operating losses, working capital deficiency and credit agreement defaults raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern, restructure its operations and implement its new operating strategy depends largely on its ability to obtain additional working capital. The Company estimates that it will require between $40.0 million and $50.0 million during the next two years to fund (i) operating losses, (ii) working capital requirements and (iii) capital expenditures, including approximately $22.0 million for the acquisition and installation of high capacity switches. On August 2, 1996 the Company announced that it had commenced an offering of $75,000,000 principal amount of convertible subordinated notes (the "Note Offering"). Subject to the consummation of the Note Offering, the lenders under the Revolving Credit Facility have agreed to waive all existing defaults and amend the existing covenants to be consistent with Midcom's revised business plan. Assuming the Revolving Loans are paid in full upon consummation of this Note Offering, the Company's maximum borrowing availability under the Revolving Credit Facility, as amended, will be $43.0 million, subject to a borrowing base equal to 85% of the Company's eligible accounts receivable less a minimum excess availability requirement of $20.0 million for the months of August 1996 through February 1997, declining in stages to $8.0 million for the months of September through November 1997. As of June 30, 1996, after giving effect to the amendment, the Company would have had a borrowing base of approximately $26.0 million and a maximum borrowing availability, net of the minimum excess availability requirement, of approximately $6.0 million.

         The exact amount and timing of the Company's capital requirements will be determined by numerous factors, including the level of, and gross margin on, future sales, the outcome of outstanding contingencies and disputes such as pending lawsuits, payment terms achieved by the Company and the timing of capital expenditures associated with the proposed installation of new switching facilities. The Company's current plans assume that the Company will be able to replace or extend the Revolving Credit Facility after its expiration in November 1997. There can be no assurance that the Revolving Credit Facility will continue to be available to the Company, that the Note Offering will be completed or that the net proceeds from the Note Offering together with funds available under the Revolving Credit Facility and cash flows from operations will be sufficient to fully implement the Company's new operating strategy or meet its other capital requirements. If (i) the Note Offering is not completed, (ii) the Company experiences greater than anticipated capital requirements, (iii) it is determined to be liable for, or otherwise agrees to settle or compromise, any material claim against it, (iv) it is unable to make future borrowings under the Revolving Credit Facility for any reason or (v) the implementation of the Company's new operating strategy fails to produce the anticipated cash flows from operations, the Company may be required to refinance all or a portion of its existing debt, sell assets or obtain additional equity or debt financing. There can be no assurance that any such refinancing or asset sales would be possible or that the Company will be able to obtain additional equity or debt financing, if and when needed, on terms that the Company finds acceptable. Any additional equity or debt financing may involve substantial dilution to the interests of the Company's shareholders. The failure of the Company to complete the Note Offering or thereafter complete one or more of such alternatives or otherwise obtain sufficient funds to satisfy its cash requirements could prevent the Company from implementing its new operating strategy and, ultimately, could force the Company to seek protection under the federal bankruptcy laws. Such events would materially and adversely affect the value of the Company's debt and equity securities.

         Recent Losses and Anticipated Future Losses. The Company has experienced significant losses since its inception. Net losses for 1994, 1995 and the first quarter of 1996 were approximately $3.0 million, $33.4 million and $14.5 million, respectively. As a result of customer attrition and other factors, the Company expects revenue to decline over the next nine to 12 months. See "-- Customer Attrition." In addition, the execution of the Company's new operating strategy will require the Company to substantially increase its investment in sales, marketing, capital equipment, systems development and other areas. The Company expects that a substantial portion of these expenditures will be made before the Company realizes an increase in revenue or an improvement in gross margin. The Company therefore expects that, over the next nine to 12 months, operating costs will increase both in actual dollars and as a percentage of revenue and net losses will continue.

         Material Weaknesses in Internal Financial Controls and Restatement of Financial Results. In connection with the audit of Midcom's 1995 Consolidated Financial Statements, Midcom's independent auditors identified two conditions which were characterized as material weaknesses in its internal financial controls. One material weakness identified by the auditors was the failure of the accounting and finance systems to provide accurate information necessary to monitor the Company's financial position, results of operations and liquidity, as demonstrated by the restatement of the Company's third quarter results and the difficulties in completing the 1995 year-end audit which resulted in numerous material adjustments to preliminary fourth quarter results. Factors identified as contributing to this weakness and requiring immediate attention included insufficient staffing and systems to accommodate significant growth from acquisitions, transitional difficulties associated with major new information and billing systems, inadequate communication between senior management and the finance department and demands associated with the Company's initial public offering. The second material weakness identified by the auditors was the

Company's process of estimating unbilled receivables. With respect to this material weakness, the auditors recommended that the Company review and revise, as necessary, all policies and procedures with regard to its reconciliation of unbilled receivables with actual billings to ensure that all unbilled amounts at a reporting date represent properly recorded revenue.

         It is the Company's practice, which is common in the long distance industry, to include in reported revenue and accounts receivable an amount for unbilled calls equal to an estimate of the amount that will be billed and collected for calls occurring in that reporting period. During 1995, the Company converted its customer billing function for those calls for which it provides direct billing to a new billing system. The Company experienced difficulties in implementing the new billing system which caused an increased number of calls to be billed later than expected by the Company. Also, in the process of reconciling unbilled accounts as of December 31, 1995 with amounts ultimately billed, the Company discovered that certain reports generated by its new information management system that were used for recognizing unbilled revenue for the third quarter of 1995 failed to fully reflect all discounts that were properly included in the bills subsequently sent to the Company's customers. Primarily as a result of this failure, reported revenue was overstated for the third quarter of 1995 and the Company's Quarterly Report on Form 10-Q for that period had to be amended to restate reported results. The Company is in the process of enhancing this billing system and converting and modifying the customer support portions of its information systems. However, in light of the foregoing and other weaknesses in the systems, the Company's financial statements for 1995 included a $2.5 million partial write-down of its capitalized software development costs for the management information system. In addition, the Company had previously been required to restate its financial statements for the year ended December 31, 1994 after determining that revenue and accounts receivable had been overstated by approximately $1.8 million net of reserves as a result of using historical averages of unbilled calls as the basis for its revenue estimates, a practice that the Company discontinued in the first quarter of 1995.

         In light of the volume of financial data to be processed, the reliance upon timely receipt of call data records from suppliers, the anticipated rate of growth of the Company, the demands on key financial personnel, recent turnover in key finance and accounting positions, the challenges associated with the integration of acquired businesses and other factors, there can be no assurance that the Company will not encounter additional billing delays, other internal control weaknesses or other difficulties in future financial reporting.

         Disputes and Litigation. The Company, its Chairman of the Board of Directors and largest shareholder, the Company's former President, Chief Executive Officer and a director, and the Company's former Chief Financial Officer are named as defendants in a securities action filed in the U.S. District Court for the Western District of Washington (the "Complaint"). The Complaint purports to be filed on behalf of a class of purchasers of the Company's Common Stock during the period beginning on July 6, 1995, the date of the Company's initial public offering, and ending on March 4, 1996 (the "Class Period"). An amended complaint (the "Amended Complaint") was filed on July 8, 1996. The Amended Complaint alleges, among other things, that the registration statement and prospectus relating to the Company's initial public offering contained false and misleading statements concerning the Company's billing software and financial condition. The Amended Complaint further alleges that, throughout the Class Period, the defendants inflated the price of the Common Stock by intentionally or recklessly making material misrepresentations or omissions which deceived the public about the Company's financial condition and prospects. The Amended Complaint alleges claims under the Securities Act and the Exchange Act as well as various state laws, and seeks damages in an unstated amount. While the Company believes that it has substantive defenses to the claims in the Amended Complaint and intends to vigorously defend this lawsuit, it is unable to predict the outcome of this action. If determined adversely to the Company, this lawsuit could have a material adverse effect on the Company's business, financial condition and results of operations. See "Legal Proceedings."

         The Company was informed in May 1996 that the Securities and Exchange Commission was conducting an informal inquiry regarding the Company's initial public offering and the restatement of its 1995 third quarter results. The Company has voluntarily provided the documents requested by the Commission, but has not been informed whether the Commission intends to commence formal action against the Company or any of its affiliates. The Company is, therefore, unable to predict the ultimate outcome of the investigation. In the event that the Commission elects to initiate a formal enforcement proceeding, the Company and its officers could be subject to civil or criminal sanctions including monetary penalties and injunctive measures. Any such enforcement proceeding could have a material adverse effect on the Company's business, financial condition and results of operations. See "Legal Proceedings."

         In addition, by virtue of its rapid growth, acquisition activities and large volume of business with suppliers, the Company is involved in litigation or disputes with sellers of acquired operations, suppliers and other third parties. See "-- Minimum Volume Commitments and Existing Shortfalls" and "Legal Proceedings."

         Although the Company intends to defend its existing litigation and other disputes vigorously, it is unable to predict the nature or timing of any resolution of such matters. If the Company is determined to be liable for, or otherwise agrees to settle or compromise, any claim, it would most likely be required to make a payment in the form of cash, indebtedness or equity securities. Depending on the size, type and timing of any such payment, it could materially impair the Company's limited capital resources or significantly dilute the Company's existing shareholders. See "-- Ability to Continue as a Going Concern; Default Under Credit Facility; Need for Additional Working Capital." In addition, the Company's pending litigation, investigations and disputes could result in substantial legal costs to the Company and divert management's attention from the other business affairs of the Company for substantial periods of time.

         Minimum Volume Commitments and Existing Shortfalls. Midcom has entered into multiple-year supply contracts with AT&T, Sprint and WorldCom and short-term contracts with a number of other suppliers for the long distance telecommunication services provided to its customers. To obtain favorable forward pricing from certain of its suppliers, the Company has committed to purchase minimum volumes of a variety of long distance services during stated periods whether or not such volumes are used or, in one case, to pay a surcharge equal to a percentage of the Company's shortfall from a specified quarterly minimum volume. For the final six months of 1996, these commitments and maximum surcharge total approximately $41.2 million (including approximately $23.2 million attributable to AT&T). As of June 30, 1996, Midcom's minimum volume commitment under its supply contract with AT&T, its largest supply contract, was $117.0 million. The Company estimates that, as of the next measurement date on September 30, 1996, it will be in shortfall of its minimum commitments to AT&T by approximately $27.6 million based on current contract requirements. On July 19, 1996 the Company and AT&T executed a letter of intent to settle this anticipated liability as well as all other pending disputes between the Company and AT&T, and to negotiate a new contract pursuant to which the Company's minimum commitment to AT&T will be $17.0 million. The letter of intent also provides for the payment by the Company to AT&T of $8.8 million in two installments. The first payment of $5.0 million will be due on the earlier of March 31, 1997 or 30 days after the consummation of this Offering, and the remaining balance of $3.8 million will be due within 30 days of Midcom announcing quarterly gross revenue in excess of $75.0 million, or upon completion of a change in control. In addition, Midcom will obtain more favorable pricing for certain network services provided by AT&T. Pursuant to the same letter of intent, Midcom and AT&T have negotiated a payment schedule for overdue payments which will bring the Company's obligations to AT&T current by the middle of October, 1996. The settlement and new rate structure will not be effective until the Company and AT&T have executed a mutually acceptable definitive agreement, which the parties intend to pursue over the next 30 days; however, there can be no assurance that a definitive agreement will be reached. Another major supplier has agreed to forebear from exercising its rights to shortfalls incurred through April 30, 1996 which would otherwise have required the Company to pay a surcharge and caused pricing from this supplier to increase. This supplier has indicated that it will work with Midcom to restate applicable minimums so that their attainment is more realistic. There can be no assurance that the negotiations described above will be concluded in a manner favorable to the Company or that the Company will be able to obtain relief from its minimum contractual commitments in the future. If existing or future shortfalls are not eliminated, the Company may be required to make substantial payments without associated revenue from customers or the supplier may terminate service and commence formal action against the Company. Such payments are not presently contemplated in the Company's capital budgets and would have a material adverse effect on the Company's business, financial condition and results of operation.

         Because of Midcom's commitments to purchase fixed volumes of use from certain of its suppliers at predetermined rates, the Company could be adversely affected if a supplier were to lower the rates it makes available to the Company's target market without a corresponding reduction in the Company's rates. Similarly, the Company could be adversely affected if its suppliers failed to adjust their overall pricing, including prices to the Company, in response to price reductions of other major carriers.

         Ability to Implement New Operating Strategy. The Company's new management team has developed an operating strategy which will emphasize the installation of dedicated switching facilities to create a Company network and the reorganization and expansion of the Company's existing sales and customer support departments. See "Company Strategy." In addition to the capital requirements associated with the new operating strategy, the Company's ability to realize the full benefit of its operating strategy is contingent upon its ability to (i) conclude its negotiations of a definitive agreement with AT&T,
(ii) hire and retain sufficient numbers of new sales personnel and (iii) overcome the logistical challenges of entering the local telecommunications market. Midcom has executed a letter of intent with AT&T and has made proposals to other suppliers to modify its supply agreements in a manner that would be consistent with its network strategy; however, no agreements have been signed and there can be no assurance that the Company will be successful in its efforts. See "-- Minimum Volume Commitments and Existing Shortfalls." The Company plans to increase the number of sales representatives over the next 12 to 18 months from approximately 40 to approximately 200. There can be no assurance that the Company will be able to hire and retain a sufficient number of experienced or otherwise suitable employees to meet this goal. While the Company's new operating strategy seeks to decrease the level of its sales force turnover, there can be no assurance that its efforts to do so will be successful. Prior to reselling local services to its customers, the Company must complete a number of operational, marketing and regulatory tasks, including the negotiation of interconnect agreements with local circuit providers, the development of a billing, provisioning and customer service capability and the creation of a local marketing, pricing and sales strategy. Failure to overcome these logistical challenges would have a material adverse effect on the Company's ability to implement its strategy to enter the local telecommunications market.

         Ability to Manage Growth. The Company intends to pursue substantial growth in connection with the implementation of its new operating strategy. This growth will place significant demands on the Company's management and systems of financial and internal controls and will require an increase in the capacity, efficiency and accuracy of its billing and customer support systems. Moreover, this growth will require an increase in the number of the Company's personnel, particularly sales, customer service and technical personnel. The market for such personnel is highly competitive and there can be no assurance that the Company will be able to attract the personnel required by its operating strategy. Further, the Company will be required to expand, train, motivate and manage its employee base. This will require an increase in the level of responsibility for both existing and new management personnel. There can be no assurance that the management skills and systems currently in place, or to be implemented in connection with the Company's new operating strategy, will be adequate or that the Company will be able to assimilate its new employees successfully. Finally, the Company has experienced in recent periods a high level of turnover in its sales force. The Company believes that this turnover is attributable to, among other things, mobility and turnover common to the reseller segment of the industry, the Company's recent operational difficulties and recent changes in senior management. Although one objective of the Company's new operating strategy is to decrease the level of turnover in its sales force, there can be no assurance that this objective will be achieved. Failure to attract and retain sufficient qualified personnel or to train, motivate and manage such personnel, could have a material adverse effect on the Company's business, financial condition and results of operations.

         Dependence Upon New Management Team. Midcom's ability to implement its new operating strategy is highly dependent upon its ability to retain its new senior management team. These individuals are generally in high demand and are often subject to competing employment opportunities. The loss of William H. Oberlin, the

Company's President and Chief Executive Officer and one of the Company's directors, or the other key members of the management team could have a material adverse effect on the Company's business, financial condition and results of operations. Midcom believes that it will need to retain key management personnel to meet the demands of its business. The Company's recent performance may make the retention of key personnel more difficult.

         Customer Attrition. Midcom's revenue is affected by customer attrition, a problem inherent in the long distance industry. The attrition experienced by the Company is attributable to a variety of factors, including the Company's termination of customers for non-payment and the marketing and sales initiatives of the Company's competitors such as, among other things, national advertising campaigns, telemarketing programs and the use of cash or other incentives. In particular, the Company commonly experiences high initial customer attrition from acquired customer bases as these customers are transitioned to the Company's services and systems. The Company believes that this attrition occurs as a result of difficulties encountered in transitioning acquired customer bases to the Company's services and systems, a process which often prompts customers to consider competitive alternatives in the telecommunications marketplace. Also, where the Company has not acquired the sales channel associated with an acquired customer base, there is often a period of increased exposure to competitors as the Company's sales force establishes a relationship with its new customers. Moreover, in the past, one of the Company's selling points has been the ability to accommodate its customers who express a preference for a particular underlying long distance carrier, such as AT&T. In connection with the establishment of its own network of switching facilities, the Company no longer plans to accommodate such customer preferences. The Company expects that, as a result, certain of its existing customers will discontinue or reduce their purchases from the Company following the implementation of its network of switching facilities. This is expected to contribute to anticipated declines in revenue and could also impair the Company's ability to compete for customers. Although one of the objectives of the Company's new operating strategy is to reduce attrition, there can be no assurance that this attrition will not remain at current levels or increase. Failure to reduce attrition could have a material adverse effect on the Company's business, financial condition and results of operations.

         Rapid Technological Change. The telecommunications industry is characterized by rapidly evolving technology. Midcom believes that its success will increasingly depend on its ability to offer, on a timely basis, new services based on evolving technologies and industry standards. Midcom intends to increase its efforts to develop new services; however, there can be no assurance that the Company will have the ability or resources to develop such new services, that new technologies required for such services will be available to the Company on favorable terms or that such services and technologies will enjoy market acceptance. Further, there can be no assurance that the Company's competitors will not develop products or services that are technologically, superior to those used by the Company or that achieve greater market acceptance. The development of any such superior technology by the Company's competitors, or the inability of the Company to successfully respond to such a development, could render Midcom's existing products or services obsolete and could have a material adverse effect on the Company's business, financial condition and results of operations.

         Ability to Integrate Acquired Operations. Midcom experienced rapid growth through the end of 1995. A significant portion of this growth, particularly in 1995, was attributable to acquisitions of customer bases and other telecommunications service providers. These acquisitions have placed significant demands on the Company's management and have disrupted the Company's normal business operations. For a number of reasons, the Company has not been able to fully consolidate and integrate the sales and marketing, customer support, billing and other functions of certain acquired operations. Pending such integration, the Company has maintained a number of billing systems and other functions of certain acquired operations, which has caused inefficiencies, additional operational complexity and expense and greater risk of billing delays and financial reporting difficulties. The Company believes that these integration problems have also increased customer attrition and impaired the Company's efforts to cross-sell the disparate products and services of certain of the acquired operations. The Company's failure to fully integrate acquired operations with its own operations could have a material adverse effect on the Company's business, financial condition and results of operations.

         Dependence Upon Integrity of Call Data Records. Midcom depends on the timeliness and accuracy of call data records provided to it by facilities-based carriers supplying telecommunications services, and there can be no assurance that accurate information will consistently be provided by the carriers on a timely basis. Failure of the Company to receive prompt and accurate call data records from its suppliers will impair the Company's ability to bill its customers on a timely basis. Such billing delays could impair the Company's ability to collect amounts owed by its customers. Due to the multitude of billing rates and discounts which suppliers must apply to the calls completed by the Company's customers, and due to routine logistical issues such as the addition or termination of customers, the Company regularly has disagreements with its suppliers concerning the amounts invoiced for its customers' traffic. Since 1994, the Company has been paying its suppliers according to its own calculation of the amounts owed as recorded on the computer tapes provided by its suppliers. The Company's computations of amounts owed are frequently less than the amount shown on the suppliers' invoices. Accordingly, the suppliers may consider the Company to be in arrears in its payments until the amount in dispute is resolved. Although these disputes have generally been resolved on terms favorable to the Company, there can be no assurance that this will continue to be the case. Future disputes which are not resolved favorably to the Company could have a material adverse effect on the Company's business, financial condition and results of operations.

         Dependence Upon Facilities-Based Carriers. Midcom does not currently own a transmission network and, accordingly, depends to a large extent on AT&T, Sprint, WorldCom and other facilities-based carriers for actual transmission of customer calls and other services. Further, the Company, like all other long distance providers, is dependent upon local exchange carriers for call origination (carrying the call from the customer's location to the long distance network of the interexchange carrier selected to carry the call) and termination (carrying the call off the interexchange carrier's network to the call's destination). The Company's ability to maintain and expand its business depends, in part, on its ability to obtain telecommunication services on favorable terms from facilities-based carriers and the cooperation of both interexchange and local exchange carriers in initiating and terminating service for its customers in a timely manner (the process of initiating service for a customer is referred to as "provisioning"). FCC policy currently requires all common carriers, including interexchange carriers, to make their services available for resale and to refrain from imposing unreasonable restrictions on such resale. Further, the Telecommunications Act requires all ILECs both to offer their services for resale at wholesale rates and to allow access to unbundled network elements at cost-based rates. The ILECs are also required by the Telecommunications Act to provide all interexchange carriers, including the Company, with equal access for the origination and termination of long distance calls. If any of these requirements were eliminated, the adverse impact on the Company could be substantial. Access charges represent a substantial portion of the Company's current cost of service. The FCC, however, has indicated that it will initiate in the near future a comprehensive review of its access charge structure, evaluating the embedded costs and subsidies that produce current access charge levels. The FCC has also proposed to levy on interexchange carriers a new per-call payphone usage fee for all toll-free and access code calls originated from pay telephones. The level at which the FCC sets access charges, universal service contributions and payphone use fees could have a material adverse effect on the Company's business, financial condition and results of operation. Moreover, implementation of a new access charge structure and repricing of local transport could place many interexchange carriers, including the Company, at a significant cost disadvantage relative to larger competitors.

         In 1994, 1995 and the first quarter of 1996, AT&T, Sprint and WorldCom were collectively responsible for carrying traffic representing approximately 97%, 67% and 61% of the Company's revenue, respectively, and for those periods no single carrier was responsible for carrying traffic representing more than 46%, 31% and 31% of the Company's revenue, respectively. Recently the Company has been substantially in arrears of its payment obligations to AT&T and other suppliers. On July 16,1996, AT&T notified the Company that its was in breach of its obligations to AT&T by virtue of its payment arrearages and provided notice that service would be discontinued if payment defaults were not cured. On July 19, 1996, the Company and AT&T agreed on a payment schedule for overdue amounts which require periodic payments which would bring the Company current by the middle of October 1996. Although the Company is generally entitled to be given notice of defaults and an opportunity to cure under the terms of its agreements with its interexchange suppliers before such service can be terminated, and although the Company has the ability to transfer its customers' traffic from one supplier to another, provisioning a customer that is not serviced by a Midcom switch to an alternate supplier takes several days. Accordingly, if a major supplier were to decline to continue to carry the Company's traffic, due to non-payment or otherwise, without sufficient notice for the Company to make alternate arrangements, there is a possibility that the customers serviced by that supplier would be temporarily without "1 plus" long distance calling which could have a material adverse effect on the Company's business, financial condition and results of operation.

         Competition. The long distance telecommunications industry is highly competitive. Several of the Company's current and potential competitors have substantially greater financial, technical, marketing and other resources than the Company, and there can be no assurance that the Company will be competitive in this environment. The Company's ability to compete may also be impaired by its leveraged capital structure and limited capital resources.

         The long distance telecommunications industry is significantly influenced by the marketing and pricing activities of the major industry participants, including AT&T, MCI, Sprint and WorldCom. While the Company believes that AT&T, MCI and Sprint historically have chosen not to concentrate their direct sales efforts on small to medium-sized businesses, these carriers control approximately 85% of that market. Moreover, AT&T, MCI and Sprint have recently introduced new service and pricing options that are attractive to smaller commercial users, and there can be no assurance that they will not market to these customers more aggressively in the future. AT&T and, as an interim measure, the structurally separate interexchange affiliates of the seven regional Bell operating companies ("RBOCs") have recently been reclassified as non-dominant carriers and, accordingly, have the same flexibility as the Company in meeting competition by modifying rates and service offerings without pricing constraints or extended waiting periods. These reclassifications may make it more difficult for the Company to compete for long distance customers. In addition, a significant number of large regional long distance carriers and new entrants in the industry compete directly with the Company by concentrating their marketing and direct sales efforts on small to medium-sized commercial users. Activities by competitors including, among other things, national advertising campaigns, telemarketing programs and the use of cash or other forms of incentives, contribute to significant customer attrition in the long distance industry.

         The Company contracts for call transmission over networks operated by suppliers who may also be the Company's competitors. Both the interexchange carriers and local exchange carriers providing transmission services for the Company have access to information concerning the Company's customers for which they provide the actual call transmission. Because these interexchange carriers and local exchange carriers are potential competitors of the Company, they could use information about the Company's customers, such as their calling volume and patterns of use, to their advantage in attempts to gain such customers' business. In addition, the Company's future success will depend, in part, on its ability to continue to buy transmission services and access from these carriers at a significant discount below the rates these carriers otherwise make available to the Company's targeted customers.

         Regulatory trends have had, and may have in the future, a significant impact on competition in the telecommunications industry. As the result of the recently enacted Telecommunications Act, the RBOCs are now permitted to provide, and are providing or have announced their intention to provide, long distance service originating (or in the case of "800" service, terminating) outside their local service areas or offered in conjunction with other ancillary services, including wireless services. Following application to and upon a finding by the FCC that an RBOC faces facilities-based competition and has satisfied a congressionally-mandated "competitive checklist" of interconnection and access obligations, an RBOC will also be permitted to provide long distance service within its local service area. The entry of these well-capitalized and well-known entities into the long distance service market could significantly alter the competitive environment in which the Company operates. See "Telecommunications Act."

         The Telecommunications Act also removes all legal barriers to competitive entry into the local telecommunications market and directs ILECs to allow competing telecommunications service providers such as the Company to interconnect their facilities with the local exchange network, to lease network components on an unbundled basis and to resell local telecommunications services. Moreover, the Telecommunications Act seeks to facilitate the development of local telecommunications competition by requiring ILECS, among other things, to allow end users to retain their telephone numbers when changing service providers and to place short-haul toll calls without dialing lengthy access codes. In response to these regulatory changes, MCI and AT&T have each announced plans to enter the local telecommunications market, including MCI's announcement that it will invest more than $2.0 billion in fiber optic rings and local switching equipment in major metropolitan markets throughout the United States, and AT&T's announcement that it has filed applications in all 50 states to provide local telecommunications services.

         While the Telecommunications Act opens new markets to the Company, the nature and value of the resultant business opportunities will be dependent in large part upon subsequent regulatory interpretation of the statute's requirements. The FCC is currently in the process of promulgating rules to implement the local competition provisions of the Telecommunications Act and each state will thereafter individually adopt regulations applying the resultant national guidelines. The Company anticipates that ILECs will actively resist competitive entry into the local telecommunications market and will seek to undermine the operations and the service offerings of competitive providers, leaving carriers such as the Company which are dependent on ILECs for network services vulnerable to anti-competitive abuses. No assurance can be given that the local competition provision of the Telecommunications Act will be implemented and enforced by federal and state regulators in a manner which will permit the Company to successfully compete in the local telecommunications market or that subsequent legislative and/or judicial actions will not adversely impact the Company's ability to do so. Moreover, federal and state regulators are likely to provide ILECs with increased pricing flexibility for their services as competition in the local market increases. If ILECs are allowed by regulators to lower their rates substantially, engage in excessive volume and term discount pricing practices for their customers, charge excessive fees for network interconnection or access to unbundled network elements or decline to make services available for resale at wholesale rates, the ability of the Company to compete in the provision of local service could be materially and adversely affected.

         Regulation. Federal and state regulations, regulatory actions and court decisions have had, and may have in the future, both positive and negative effects on the Company and its ability to compete. The Company is subject to regulation by the FCC and by various state public service or public utility commissions as a non-dominant or resale provider of long distance services. The Company is required to file tariffs specifying the rates, terms and conditions of its interstate and international services with the FCC and is required to file tariffs or obtain other approvals in most of the states in which it operates. Neither the FCC nor the relevant state utility commissions currently regulate the Company's profit levels, but they often reserve the authority to do so. The large majority of states require long distance service providers to apply for authority to provide telecommunications services and to make filings regarding their activities. The multiplicity of state regulations makes full compliance with all such regulations a challenge for multistate providers such as the Company. There can be no assurance that future regulatory, judicial and legislative changes or other activities will not have a material adverse effect on the Company or that regulators or third parties will not raise material issues with regard to the Company's compliance with applicable laws and regulations. The Company believes, however, that the trend has been, and will continue to be, toward significant relaxation of federal and state regulation of its operations and services.

         Pursuant to the terms of the 1984 court decree which required AT&T to divest its local exchange operations, the RBOCs were prohibited from providing long distance telecommunications service between certain defined geographic areas, known as Local Access Transport Areas or "LATAs." However, the Telecommunications Act allows for immediate provision by the RBOCs of long distance service outside their respective local telephone service areas as well as long distance service bundled with wireless, enhanced and certain other services. The Telecommunications Act also provides a mechanism for eventual entry by the RBOCs into the long distance market within their respective local service areas. The competition faced by the Company will increase significantly as the RBOCs expand their provision of inter-LATA services.

         As a result of a 1994 court decision, the Company became obligated to provide detailed rate schedules in all of its federal tariffs, and the Company could possibly be liable for damages for following an FCC policy which did not require the Company to file such detailed schedules of its domestic charges in the past. The FCC has proposed to implement a policy of "mandatory detariffing" for the domestic offerings of all nondominant interexchange carriers, which, if adopted, would not only absolve the Company, as well as its principal suppliers and competition, from any obligation to file domestic interexchange tariffs, but would affirmatively prohibit all such tariff filings. Also, AT&T and, as an interim measure, the structurally separate interexchange affiliates of the

RBOCs have recently been reclassified as non-dominant carriers and, accordingly, have the same flexibility as the Company in meeting competition by modifying rates and service offerings without pricing constraints or extended waiting periods. The reclassifications may make it more difficult for the Company to compete for long distance customers.

         Substantial Leverage. If the Note offering is successfully completed, the Company will be highly leveraged. As of March 31, 1996, after giving pro forma effect to the application of the estimated net proceeds of the Note Offering, the Company's total indebtedness and shareholders' equity would have been $93.9 million and $10.7 million, respectively. On the same pro forma basis, the Company's earnings would have been insufficient to cover its fixed charges by $29.4 million and $14.5 million for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively. The Company's ability to make scheduled payments of the principal of, or interest on, its indebtedness will depend on its future performance, which is subject to economic, financial, competitive and other factors beyond its control.

         Shares Eligible for Future Sale. At June 30, 1996, the Company had outstanding 15,836,317 shares of Common Stock, of which 9,131,207 shares were "restricted securities" subject to restrictions set forth in Rule 144 promulgated under the Securities Act. Of the restricted securities, 5,496,522 shares may be sold under Rule 144, 3,534,685 shares will be tradable pursuant to Rule 144 upon the expiration of the applicable two-year holding period and 100,000 shares, sold in a transaction exempt from registration under Regulation S of the Securities Act, will be tradeable pursuant to Rule 144 upon the expiration of a one-year holding period. These periods will expire between December 31, 1996 and December 30, 1997. If a proposed amendment to Rule 144 is adopted, however, the two-year holding period would be reduced to one year. In addition, as of June 30, 1996, the Company had reserved for issuance 4,211,463 shares of Common Stock under its Amended and Restated 1993 Stock Option Plan (the "Stock Option Plan") (assuming shareholder approval of an increase in options available for grant) and 258,625 shares of Common Stock for issuance under its 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Option Plan, as of June 30, 1996, options to purchase 3,226,542 shares of Common Stock were outstanding and options to purchase 172,258 shares of Common Stock were exercisable. Also, at June 30, 1996, warrants to purchase 874,970 shares of Common Stock were outstanding, including a warrant to purchase 815,470 shares of Common Stock issued in connection with a interim bridge loan. This warrant is not exercisable until September 24, 1996 and will expire if the bridge loan is repaid in full on or before September 24, 1996. In connection with the issuance of a note payable to one seller of a customer base, the Company issued a warrant to acquire $2 million of the Common Stock. In the event of non-payment of the note, the exercise price of such warrant is cancellation of the note, the principal amount of which is subject to adjustment, and the number of shares to be issued upon exercise of the warrant would equal $2 million divided by the then current market price of the Common Stock.

         In connection with certain acquisitions and financings, the Company has granted to individuals or entities rights to require the Company to register the offer and sale of approximately 1,876,000 shares of Common Stock (including shares of Common Stock issuable upon conversion or exercise of outstanding warrants) under the Securities Act beginning as early as August 1996. Holders of a portion of these shares have indicated their intent to exercise their demand registration rights and sell shares of Common Stock in the public market as soon as or shortly after their registration rights become exercisable. If these registration rights are exercised, the Company will be required to maintain the effectiveness of a resale registration for periods of up to 180 days. However, in connection with the Note Offering, shareholders holding 782,762 of these shares, as well as the Company and certain of its officers and directors have each agreed not to sell or grant any option for the sale of, or otherwise dispose of, any Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock and not to file or request to be filed, as the case may be, any registration statement with respect to the Common Stock for a period of 90 days after the consummation of the Note Offering without prior written consent. In part to obtain the 90-day lock-up commitment referred to above, the Company has proposed to file a shelf registration under the Securities Act with respect to approximately 134,643 shares of Common Stock held by a portion of the holders of the above-described demand registration rights. This shelf registration will provide for the continuous offering, subject to certain exceptions, of such shares in the public market for a period of one year after the effective date of the shelf registration. Creation of this commitment is subject to execution of new agreements with each affected shareholder which provide, among other things, for termination of all of the holders' other registration rights. There can be no assurance such arrangements will be finalized.

         Sales of substantial amounts of Common Stock in the public market under Rule 144, pursuant to the exercise of registration rights or otherwise, and even the potential for such sales, may have a material adverse effect on the prevailing market price of the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

         Control by Principal Shareholders. At June 30, 1996, Midcom's directors and executive officers beneficially owned or had the power to vote approximately 39.0% of the Common Stock. Although such shareholders will not have the ability to control matters requiring shareholder approval, they may have the ability to influence the affairs and management of the Company and the elections of directors. This may have the effect of delaying, deferring or preventing a change in control of the Company and could limit the price that certain investors might be willing to pay in the future for the Common Stock.

         Anti-Takeover Considerations. The Company is subject to the anti-takeover provisions of Chapter 23B.17 of the Washington Business Corporation Act (the "WBCA") which prohibits, subject to certain exceptions, a merger, sale of assets or liquidation of a corporation involving a 20% shareholder unless determined to be at a fair price or approved by disinterested directors or two-thirds of the disinterested shareholders. In addition, Chapter 23B.19 of the WBCA prohibits a corporation registered under the Exchange Act from engaging in certain significant transactions with a 10% shareholder. Significant transactions include, among others, a merger with or disposition of assets to the 10% shareholder. Further, the Company's Amended and Restated Articles of Incorporation (the "Articles") require super-majority shareholder approval of certain business combinations and provide for a classified Board of Directors with staggered, three-year terms. Also, the Company has the authority to issue up to 10 million shares of preferred stock in one or more series and to fix the preferences and other rights thereof without any further vote or action by the Company's shareholders. The issuance of preferred stock, together with the effect of other anti-takeover provisions in the Articles and under the WBCA, may have the effect of delaying, deferring or preventing a change in control of the Company and could limit the price that certain investors might be willing to pay in the future for the Common Stock.

         Possible Volatility of Stock Price. The market price of the Common Stock has been, and is likely to continue to be, volatile. There can be no assurance that the market price of the Common Stock will not fluctuate significantly from its current level. The market price of the Common Stock could be subject to significant fluctuations in response to a number of factors, such as actual or anticipated variations in the Company's quarterly operating results, the introduction of new products by the Company or its competitors, changes in other conditions or trends in the Company's industry, changes in governmental regulations, changes in securities analysts' estimates of the Company's, or its competitors' or industry's, future performance or general market conditions. In addition, stock markets have experienced extreme price and volume volatility in recent years, which has had a substantial effect on the market prices of securities of many smaller public companies for reasons frequently unrelated to the operating performance of such companies. These broad market fluctuations may have a material adverse effect on the market price of the Common Stock.

         Limitations on Dividends. Since its incorporation in 1989, the Company has not declared or paid cash dividends on its Common Stock, and the Company anticipates that any future earnings will be retained for investment in its business. Any payment of cash dividends in the future will be at the discretion of the Company's Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, extent of indebtedness and contractual restrictions with respect to the payment of dividends. In addition, the terms of the Revolving Credit Facility prohibit the payment of cash dividends without the consent of the Company's lenders.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

         99.1 Press release dated August 2, 1996 issued under Securities and Exchange Commission Rule 135c giving notice of a proposed unregistered offering of convertible subordinated notes.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MIDCOM COMMUNICATIONS INC.


       Dated: August 2, 1996               By: /s/ Paul P. Senio
                                              ---------------------------------
                                              Paul P. Senio
                                              Vice President and General Counsel

                           MIDCOM COMMUNICATIONS INC.

                                  EXHIBIT INDEX
                         to Interim Report on Form 8-K

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
          99.1     Press release dated August 2, 1996 issued under Securities and
                  Exchange Commission Rule 135c giving notice of a proposed
                  unregistered offering of convertible subordinated notes.           24
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